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                                                                    Exhibit 15.1

November 13, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Ladies and Gentlemen:

We are aware that Crown Cork & Seal Company, Inc. has included in the Prospectus constituting part of its Registration Statement on Form S-4 to be filed on or about November 13, 1995 our report dated October 6, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No 71) covering the unaudited interim financial information of CarnaudMetalbox contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firms or a report prepared or certified by our firms within the meaning of Sections 7 and 11 of the Act.


Yours very truly,


/s/ Arthur Andersen LLP        /s/ M.S. Moralee               /s/ J.P. Crouzet
-----------------------        ----------------------         ----------------
Arthur Andersen LLP            Befec-Price Waterhouse         Salustro Reydel
                                 (formerly PS Audit)          by J.P. Crouzet
                                   by M.S. Moralee